Exhibit 99.1

CERTIFICATION

PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Alfred R. Camner, Chief Executive Officer, and I, Humberto L. Lopez, Chief Financial Officer, of BankUnited Financial Corporation, a Florida corporation (the “Company”), each hereby certifies that:

(1)	The Company’s periodic report on Form 10-Q/A for the period ended December 31, 2002 (the “Form 10-Q/A”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER /s/ Alfred R. Camner Alfred R. Camner Dated: May 20, 2003	CHIEF FINANCIAL OFFICER /s/ Humberto L. Lopez Humberto L. Lopez Dated: May 20, 2003